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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                               -------------------

                       CORNING CLINICAL LABORATORIES INC.
                 (to be renamed Quest Diagnostics Incorporated)
               (Exact name of issuer as specified in its charter)

         Delaware                                                16-1387862
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

         One Malcolm Drive
         Teterboro, New Jersey                                   07608
               (Address)                                       (Zip Code)
                               -------------------
                           THE PROFIT SHARING PLAN OF
                         QUEST DIAGNOSTICS INCORPORATED
                            (FULL TITLE OF THE PLAN)

                     Leo C. Farrenkopf. Jr., Vice President
                       Corning Clinical Laboratories Inc.
                     One Malcolm Avenue, Teterboro, NJ 07608
                                201 - 393 - 5143
           (Name, address, and telephone number of agent for service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                            Proposed maximum           Proposed maximum          Amount of
Title of Securities        Amount being     offering price             aggregate                registration
being registered           registered       per share                  offering price (4)           fee
--------------------------------------------------------------------------------------------------------------
Interests of Participation
in the Plan                $18,750,000(1)                              $18,750,000               $5,682
Common Stock par value
$.01 per share.............1,500,000 shs(2)  $12.50 (3)
--------------------------------------------------------------------------------------------------------------

(1) The $18,750,000 of participation interests in the Plan being registered represents estimated aggregate contributions of employees to the Plan.

(2) Plus such indeterminate number of shares of Common Stock as may be required in the event of an adjustment as a result of an increase in the number of shares of Common Stock resulting from certain stock dividends or a reclassification of the Common Stock.

(3) There is currently no public trading market for the common stock of the registrant, which will remain a wholly owned subsidiary of Corning Incorporated until December 31, 1996. On such date all of the registrant's then outstanding common stock will be distributed pro rata to the holders of the common stock of Corning Incorporated. The proposed maximum offering price is estimated.

(4)   Estimated solely for the purpose of calculating of the registration fee.


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               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The following document filed with the Securities and Exchange Commission is incorporated herein by reference:

         Amendment No. 4 to the Registration Statement on Form 10 (File No.1-12215) filed by the Company and declared effective on November 26, 1996.

All documents filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act prior to the filing of a post-effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel

         Leo C. Farrenkopf, Jr. Esq., Vice President and Associate General Counsel of the Company, has rendered an opinion as to the legality of the shares of the Common Stock offered pursuant to this Registration Statement. Mr. Farrenkopf owns substantially less than 1% of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers

Limitation on Liability of Directors

         Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law ("DGCL") Paragraph 11 of the Company's Certificate of Incorporation ("Paragraph 11") eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty, including without limitation, directors serving on committees of the Company's Board of Directors. Directors remain liable for (1) any breach of the duty of loyalty to the Company or its stockholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemption under certain circumstances, and (4) any transaction from which directors derive an improper personal benefit.

Indemnification and Insurance

         In accordance with Section 145 of the Delaware General Corporation Law ("DGCL"), which provides for the indemnification of directors, officers and employees under certain circumstances, Paragraph 11 grants the Company's directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative proceedings to which they are a party (1) by reason of the fact that they are or were directors or officers of Company, or (2) by reason of the fact that, while they are or were directors or officers of the Company , they are serving at the request of the Company as directors or officers of another corporation, partnership, joint venture, trust or enterprise. Paragraph 11 further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to the Company by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified under Paragraph 11. The Company may not indemnify or make advanced payments to any person in connection with proceedings initiated against the Company by such person without authorization of the Company's Board of Directors.

         In addition, Paragraph 11 provides that the directors and officers therein described shall be indemnified to the fullest extent permitted by
Section 145 of DGCL, or any successor provision or amendments thereunder. In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Paragraph 11 allows such broader indemnification rights to apply retroactive with respects to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be a director or officer of the Company and to inure to the benefit of the indemnitee's heirs, executors and administrators.

         Paragraph 11 further provides that the right to indemnification is not exclusive of any right which any indemnitee may have or thereafter acquire under any statute, the Company's Certificate of Incorporation, any agreement or vote of stockholders or disinterested directors or otherwise, and allows the Company to indemnify and advance expenses to any person whom the Company has the power to indemnify under the DGCL or otherwise.

         Insofar as indemnification for liabilities arising under Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The Company's Certificate of Incorporation authorizes the Company to purchase insurance for directors and officers of the Company and persons who serve at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust, or enterprise, against any expense, liability or loss incurred in such capacity, whether or not the Company would have the power to indemnify such persons against such expense or liability under the DGCL. The Company intends to maintain insurance coverage of its officers and directors as well as insurance coverage to reimburse the Company for potential costs of its corporate indemnification of directors and officers.

Item 8. Exhibits

         (4)           Form of Profit Sharing Plan (incorporated by reference to
                       Exhibit 10.8 to the Company's Registration Statement on Form 10 (No. 1-12215)).

         (5) Opinion and consent of Leo C. Farrenkopf, Vice President and Associate General Counsel of registrant.

         (23) (a) The consent of counsel is included in Exhibit 5 to this Registration Statement.

         (23) (b) (1)  The consent of Price Waterhouse is
                       included on Page 7 of this Registration Statement.

         (23) (b) (2)  The consent of Ernst & Young LLP is included on page 8 of this Registration Statement.

         (23) (b) (3)  The consent of Deloitte & Touche LLP is
                       included on page 9 of this Registration Statement.

         (23) (b) (4)  The consent of Leverone & Company is included on page 10 of this Registration Statement.

Item 9. Undertakings

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To include in any prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if in the aggregate the changes in volume and price represents no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;




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         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Corning Clinical Laboratories Inc. a Delaware corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of the 26th day of November, 1996.

                              Corning Clinical Laboratories Inc.
                              (Registrant)




                              By: Kenneth W. Freeman
                                  -------------------------------------------
                                  Kenneth W. Freeman,
                                  President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of the 26th day November, 1996

Signature                                               Capacity
---------                                               --------

Kenneth W. Freeman                           President Chief Executive
-----------------------                      Officer and Director
Kenneth W. Freeman

Douglas M. VanOort                           Senior Vice President
-----------------------                      Chief Financial Officer
Douglas M. Van Oort

Robert A. Hagemann                           Vice President,
-----------------------                      Controller, and Principal
Robert A. Hagemann                           Accounting Officer


Roger G. Ackerman                            Director
-----------------------
Roger G. Ackerman


Van C. Campbell                              Director
-----------------------
Van C. Campbell


David A. Duke                                Director
-----------------------
David A. Duke